Exhibit 99.1

Datadog Announces Second Quarter Results

August 6, 2020

Second quarter revenue grew 68% year-over-year to $140 million

Strong growth of larger customers, with 1,015 $100k+ ARR customers, up from 594 a year ago

Achieved FedRAMP authorization for low-impact SaaS

Acquired Undefined Labs to provide visibility early in the development cycle

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its second quarter ended June 30, 2020.

“Our growth at scale amid the global pandemic demonstrates Datadog’s importance in enabling the digital operations of our customers.” said Olivier Pomel, co-founder and CEO of Datadog. “COVID-19 has illuminated the need to be digital-first and agile, as well as the cloud as the IT architecture of choice to achieve these outcomes.”

Pomel added, “While the current macro environment has caused business pressures for our customers, we expect it to accelerate digital transformation and cloud migration over the long-term. Datadog is very well positioned to be a primary beneficiary of these trends. We continue to execute on our strategic priorities to position for the long-term, including rapid product innovation and expansion of our go-to-market.”

Second Quarter 2020 Financial Highlights:

•	Revenue was $140.0 million, an increase of 68% year-over-year.
•	GAAP operating income was $0.7 million; GAAP operating margin was 0.5%.
•	Non-GAAP operating income was $15.3 million; non-GAAP operating margin was 11%.
•	GAAP net income per diluted share was $0.00; non-GAAP net income per diluted share was $0.05.
•	Operating cash flow was $24.7 million, with free cash flow of $18.6 million.

•	Cash, cash equivalents, restricted cash, and marketable securities were $1.5 billion as of June 30, 2020.

Second Quarter & Recent Business Highlights:

•	As of June 30, 2020, we had 1,015 customers with ARR of $100,000 or more, an increase of 71% from 594 as of June 30, 2019.
•

Achieved FedRAMP authorization for low-impact SaaS, and Datadog is now fully available in the FedRAMP marketplace. This achievement enables Datadog to address U.S. federal government departments and agencies, who can now use our SaaS platform to modernize their digital operations.

•

Acquired Undefined Labs, a provider of observability for dev and test workflows. This acquisition enables Datadog to be injected earlier in the software lifecycle, starting even before code is committed to a central repository. This will equip customers with better tracking of continuous integration and deployment (CI/CD) workflows, and enable them to identify issues before reaching production.

•

Launched the general availability of Private Locations for Synthetic Monitoring. Expanding beyond public-facing websites and endpoints, this new capability enables dev and ops teams to proactively monitor internal applications that are not accessible from the public internet, so they can understand the performance of these applications from any location.

•

Continued product innovations, including the general availability of the Datadog mobile app to provide access to dashboards, alerts, and integrations with on-call notification systems on the go; support for Amazon Kinesis Data Firehose to enable streaming logs directly from AWS services to Datadog; the preview release of the Datadog IoT agent to provide visibility into Internet of Things devices; and AWS 1-click integration to automate configuration with AWS services like EC2 and Lambda. New integrations include Amazon Elastic File System for AWS Lambda, Apache Ignite, Hazelcast, and HiveMQ.

•

Recognized as a 2020 Gartner Peer Insights Customers’ Choice for IT Infrastructure Monitoring Tools. The Gartner Peer Insights Customers' Choice distinction is based on feedback and ratings from end-user professionals who have experience purchasing, implementing and using Datadog’s products among other vendors. As of June 2, 2020, Datadog scored an overall rating of 4.5 stars out of 5.0 from 92 verified IT customers who provided their reviews on Gartner Peer Insights.

•

Won “Best Mission-Based Data Solution” as part of the 2020 AWS Public Sector Partners Awards. The winners were selected based on innovation of solutions to public sector customers, demonstration of Amazon Leadership Principles, engagement and success with the Amazon Web Services (AWS) Partner Network (APN), and delivery of results in a customer-obsessed way.

•	Issued $747.5 million aggregate principal amount of 0.125% Convertible Senior Notes due 2025.

Third Quarter and Full Year 2020 Outlook:

Based on information as of today, August 6, 2020, Datadog is providing the following guidance for the third quarter and full year 2020:

•	Third Quarter 2020 Outlook:
o	Revenue between $143 million and $145 million.
o	Non-GAAP operating (loss) income between $(1) million and $1 million.
o	Non-GAAP net income per share between $0.00 and $0.01, assuming approximately 333 million weighted average diluted shares outstanding.
•	Full Year 2020 Outlook:
o	Revenue between $566 million and $572 million.
o	Non-GAAP operating income between $28 and $34 million.
o	Non-GAAP net income per share between $0.11 and $0.13, assuming approximately 332 million weighted average shares outstanding.

Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.

Conference Call Details:

•	What: Datadog financial results for the second quarter of 2020 and outlook for the third quarter and the full year of 2020
•	When: Aug 6, 2020 at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time)
•

Dial in: To access the call in the U.S., please dial (844) 873-9663, and for international callers, please dial (602) 563-8494. Callers may provide confirmation number 4457396 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: https://investors.datadoghq.com (live and replay)

•

Replay: Following the completion of the call through 11:59 PM Eastern Time on August 13, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States or (404) 537-3406 internationally with conference ID 4457396.

About Datadog

Datadog is the monitoring and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring and log management to provide unified, real-time observability of our customers’ entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior and track key business metrics.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the potential impact of COVID-19 on digital transformation and cloud migration trends and the ability of Datadog to benefit from these trends, Datadog’s strategy, and Datadog’s future financial performance, including its outlook for the third quarter and full year 2020 and the long-term opportunity for Datadog. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully manage our growth; (12) general market, political, economic, and business conditions; and (13) the potential impact that the recent COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.  These risks and uncertainties are more fully described in our filings with the Securities and

Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 12, 2020. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and other filings and reports that we may file from time to time with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures

Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of purchased intangibles; (3) non-cash benefit related to tax adjustment; (4) employer payroll taxes on employee stock transactions; and (5) amortization of debt discount and issuance costs. Datadog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures and minus capitalized software development costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:

Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of purchased intangibles. Datadog views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Non-cash benefit related to tax adjustment. Datadog recorded a contingent payroll tax liability in conjunction with a common stock repurchase transaction in 2016. In 2020, the period of limitations for assessing the contingent Federal payroll tax liability expired and the Company was legally released from being the primary obligor, and recognized a benefit in the consolidated statement of operations. Datadog does not believe this is reflective of on-going results and therefore adjusted for this benefit.

Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.

Amortization of debt discount and issuance costs. In May 2020, Datadog issued $747.5M of convertible senior notes due 2025, which bears interest at an annual fixed rate of 0.125%. The effective interest rate of the convertible senior notes was approximately 5.97%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Datadog’s number of customers with ARR of $100,000 or more and number of customers with ARR of $1 million or more are based on the ARR of each customer, as of the last month of the quarter.

We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.

We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR is defined as the revenue run-rate of subscription agreements from all customers for the last month of the period, including committed amounts and any additional usage. ARR and MRR should be viewed independently of revenue as they are operating metrics and are not intended to be replacements or forecasts of revenue.

Condensed Consolidated Statements of Operations

(In thousands, except per share data; unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Revenue	$140,012	$83,222	$271,260	$153,272
Cost of revenue (1)(2)	28,878	20,978	55,357	39,928
Gross profit	111,134	62,244	215,903	113,344
Operating expenses:
Research and development (1)	45,664	24,032	86,488	46,847
Sales and marketing (1)	51,269	36,118	96,484	66,225
General and administrative (1)	13,547	6,088	28,499	13,928
Total operating expenses	110,480	66,238	211,471	127,000
Operating income (loss)	654	(3,994)	4,432	(13,656)
Other income (expense):
Interest expense	(4,294)	—	(5,001)	—
Interest income and other income, net	4,466	326	8,069	556
Other income, net	172	326	3,068	556
Income (loss) before provision for income taxes	826	(3,668)	7,500	(13,100)
Provision for income taxes	(542)	(281)	(737)	(340)
Net income (loss)	$284	$(3,949)	$6,763	$(13,440)
Net income (loss) per share - basic	$0.00	$(0.05)	$0.02	$(0.17)
Net income (loss) per share - diluted	$0.00	$(0.05)	$0.02	$(0.17)
Weighted average shares used in calculating net income (loss) per share:
Basic	299,267	82,044	297,361	79,566
Diluted	330,847	82,044	329,402	79,566

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$407	$112	$638	$211
Research and development	8,703	989	14,550	1,775
Sales and marketing	4,541	1,007	7,615	1,736
General and administrative	3,183	786	6,091	1,617
Total	$16,834	$2,894	$28,894	$5,339

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$147	$177	$394	$352
Total	$147	$177	$394	$352

Condensed Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$206,202	$597,297
Marketable securities	1,259,597	176,674
Accounts receivable, net of allowance for credit losses of $2,274 and $817 as of June 30, 2020 and December 31, 2019, respectively	124,078	102,394
Deferred contract costs, current	10,927	8,346
Prepaid expenses and other current assets	25,268	19,231
Total current assets	1,626,072	903,942
Property and equipment, net	37,164	32,749
Operating lease assets	58,188	53,002
Goodwill	16,860	9,058
Intangible assets, net	2,586	1,435
Deferred contract costs, non-current	21,438	17,409
Restricted cash	3,451	3,456
Other assets	17,947	16,990
TOTAL ASSETS	$1,783,706	$1,038,041

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,010	$15,429
Accrued expenses and other current liabilities	46,016	38,746
Operating lease liabilities, current	14,524	11,916
Deferred revenue, current	162,858	134,148
Total current liabilities	241,408	200,239
Deferred tax liability	11,203	—
Operating lease liabilities, non-current	52,881	48,510
Convertible senior notes, net	559,621	—
Deferred revenue, non-current	2,417	4,340
Other liabilities	3,305	2,611
Total liabilities	870,835	255,700

STOCKHOLDERS' EQUITY
Common stock	3	3
Additional paid-in capital	1,027,656	905,821
Accumulated other comprehensive income	2,065	133
Accumulated deficit	(116,853)	(123,616)
Total stockholders’ equity	912,871	782,341
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,783,706	$1,038,041

Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months		Six Months Ended
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$284	$(3,949)	$6,763	$(13,440)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,707	2,658	7,395	4,769
Amortization of discounts or premiums on marketable securities	1,216	—	1,460	—
Amortization of debt discount and issuance costs	2,484	—	2,484	—
Amortization of deferred contract costs	2,442	1,224	4,627	2,252
Stock-based compensation, net of amounts capitalized	16,834	2,894	28,894	5,339
Non-cash lease expense	3,325	4,498	6,551	4,615
Provision for accounts receivable allowance	928	479	2,001	553
Loss on disposal of property and equipment	6	—	8	4
Changes in operating assets and liabilities:
Accounts receivable, net	(16,568)	(4,594)	(23,684)	(12,179)
Deferred contract costs	(6,618)	(2,722)	(11,237)	(6,112)
Prepaid expenses and other current assets	(5,077)	(3,714)	(6,481)	(12,206)
Other assets	(1,834)	4,190	(915)	(4,029)
Accounts payable	4,083	(7,051)	2,692	7,473
Accrued expenses and other liabilities	(377)	(10,009)	1,648	(8,601)
Deferred revenue	19,903	15,658	26,787	34,542
Net cash provided by (used in) operating activities	24,738	(438)	48,993	2,980
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(776,031)	—	(1,203,513)	—
Maturities of marketable securities	119,234	—	121,854	—
Purchases of property and equipment	(1,398)	(2,782)	(2,924)	(4,979)
Capitalized software development costs	(4,737)	(2,312)	(8,154)	(4,408)
Cash paid for acquisition of businesses; net of cash acquired	(2,363)	—	(2,363)	—
Net cash used in investing activities	(665,295)	(5,094)	(1,095,100)	(9,387)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,422	3,421	7,235	5,197
Initial public offering costs	(268)	(156)	(421)	(156)
Proceeds for issuance of common stock under the employee stock purchase plan	7,680	—	7,680	—
Employee payroll taxes paid related to net share settlement under the employee stock purchase plan	(859)	—	(859)	—
Proceeds from issuance of convertible senior notes, net of issuance costs	730,681	—	730,681	—
Purchase of capped call related to convertible senior notes	(89,625)	—	(89,625)	—
Net cash provided by financing activities	652,031	3,265	654,691	5,041

Effect of exchange rate changes on cash, cash equivalents and restricted cash	28	64	(113)	(23)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	11,502	(2,203)	(391,529)	(1,389)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	198,158	65,794	601,189	64,980
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$209,660	$63,591	$209,660	$63,591

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$206,202	$52,286	$206,202	$52,286
Restricted cash – Including amounts in prepaid expense and other current assets and other assets	3,458	11,305	3,458	11,305
Total cash, cash equivalents and restricted cash	$209,660	$63,591	$209,660	$63,591

Reconciliation from GAAP to Non-GAAP Results

(In thousands, except per share data; unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$111,134	$62,244	$215,903	$113,344
Plus: Stock-based compensation expense	407	112	638	211
Plus: Amortization of acquired intangibles	147	177	394	352
Plus: Employer payroll taxes on employee stock transactions	121	—	121	—
Non-GAAP gross profit	$111,809	$62,533	$217,056	$113,907
GAAP gross margin	79%	75%	80%	74%
Non-GAAP gross margin	80%	75%	80%	74%

Reconciliation of operating expenses
GAAP research and development	$45,664	$24,032	$86,488	$46,847
Less: Stock-based compensation expense	(8,703)	(989)	(14,550)	(1,775)
Plus: Non-cash benefit related to tax adjustment	2,729	2,344	2,729	2,344
Less: Employer payroll taxes on employee stock transactions	(1,423)	(262)	(1,460)	(262)
Non-GAAP research and development	$38,267	$25,125	$73,207	$47,154

GAAP sales and marketing	$51,269	$36,118	$96,484	$66,225
Less: Stock-based compensation expense	(4,541)	(1,007)	(7,615)	(1,736)
Plus: Non-cash benefit related to tax adjustment	449	397	449	397
Less: Employer payroll taxes on employee stock transactions	(1,508)	(191)	(1,659)	(191)
Non-GAAP sales and marketing	$45,669	$35,317	$87,659	$64,695

GAAP general and administrative	$13,547	$6,088	$28,499	$13,928
Less: Stock-based compensation expense	(3,183)	(786)	(6,091)	(1,617)
Plus: Non-cash benefit related to tax adjustment	2,383	2,266	2,383	2,266
Less: Employer payroll taxes on employee stock transactions	(212)	(7)	(270)	(19)
Non-GAAP general and administrative	$12,535	$7,561	$24,521	$14,558

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$654	$(3,994)	$4,432	$(13,656)
Plus: Stock-based compensation expense	16,834	2,894	28,894	5,339
Plus: Amortization of acquired intangibles	147	177	394	352
Less: Non-cash benefit related to tax adjustment	(5,561)	(5,007)	(5,561)	(5,007)
Plus: Employer payroll taxes on employee stock transactions	3,264	460	3,510	472
Non-GAAP operating income (loss)	$15,338	$(5,470)	$31,669	$(12,500)
GAAP operating margin	0%	-4%	2%	-9%
Non-GAAP operating margin	11%	-7%	12%	-8%

Reconciliation of net income (loss)
GAAP net income (loss)	$284	$(3,949)	$6,763	$(13,440)
Plus: Stock-based compensation expense	16,834	2,894	28,894	5,339
Plus: Amortization of acquired intangibles	147	177	394	352
Less: Non-cash benefit related to tax adjustment	(5,561)	(5,007)	(5,561)	(5,007)
Plus: Employer payroll taxes on employee stock transactions	3,264	460	3,510	472
Plus: Amortization of debt discount and issuance costs	2,484	—	2,484	—
Non-GAAP net income (loss)	$17,452	$(5,425)	$36,484	$(12,284)
Net income (loss) per share - basic	$0.06	$(0.07)	$0.12	$(0.15)
Net income (loss) per share - diluted	$0.05	$(0.07)	$0.11	$(0.15)
Shares used in non-GAAP per share calculations:
Basic	299,267	82,044	297,361	79,566
Diluted	330,847	82,044	329,402	79,566

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

(In thousands; unaudited)

	Three Months		Six Months Ended
	Ended June 30,		Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$24,738	$(438)	$48,993	$2,980
Less: Purchases of property and equipment	(1,398)	(2,782)	(2,924)	(4,979)
Less: Capitalized software development costs	(4,737)	(2,312)	(8,154)	(4,408)
Free cash flow	$18,603	$(5,532)	$37,915	$(6,407)

Contact Information

AJ Ljubich, CFA

Datadog Investor Relations

(866) 329-4466

IR@datadog.com

Martin Bergman

Datadog Communications

(866) 329-4466

Press@datadog.com

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